SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934
                   (AMENDMENT NO.        )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec. 240.14a-12

                     Garden Fresh Restaurant Corp.
-------------------------------------------------------------------------------
           (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     Garden Fresh Restaurant Corp.
-------------------------------------------------------------------------------
               (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

       --------------------------------------------------------------------
  (2)  Aggregate number of securities to which transaction applies:

       --------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1).

       ---------------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:

       ---------------------------------------------------------------------

(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No:

  (3)  Filing Party:

  (4)  Date Filed:

                         GARDEN FRESH RESTAURANT CORP.


                                                         January 13, 1997





Dear Stockholder:

           This year's Annual Meeting of Stockholders will be held on February 26, 1997 at 9:00 a.m. local time, at the offices of the Company. You are cordially invited to attend.

           The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

           After reading the Proxy Statement, please promptly mark, sign, and return the enclosed Proxy in the postage-prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed Proxy or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and voting upon, the matters before our stockholders are important.

           A copy of the Company's Annual Report is also enclosed.

           The Board of Directors and Management look forward to seeing you at the Annual Meeting.


    Very truly yours,

    /s/ Michael P. Mack

    Michael P. Mack
    Chief Executive Officer and President

                         GARDEN FRESH RESTAURANT CORP.

                          17180 Bernardo Center Drive
                             San Diego, CA  92128

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 26, 1997


Dear Stockholder:

           You are invited to attend the Annual Meeting of the Stockholders of Garden Fresh Restaurant Corp. (the "Company"), which will be held on February 26, 1997 at 9:00 a.m., local time, at the principal offices of the Company located at 17180 Bernardo Center Drive, San Diego, California 92128 for the following purposes:

1. To elect one (1) director to hold office for a three-year term and until his successor is elected and qualified.

2. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending September 30, 1997.

3. To transact such other business as may properly come before the meeting.

           Stockholders of record at the close of business on January 2, 1997 are entitled to notice of and to vote at this meeting and any continuation or adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

    By order of the Board of Directors,

    /s/ David W. Qualls

    DAVID W. QUALLS
    Chief Financial Officer
    Executive Vice President-Finance and Real Estate
    Secretary

San Diego, California
January 13, 1996


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING. IF YOU ARE ABLE TO ATTEND THE MEETING, AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-prepaid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

                               TABLE OF CONTENTS

                                                                          Page

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

           Annual Report. . . . . . . . . . . . . . . . . . . . . . . . . . .1
           Voting Securities. . . . . . . . . . . . . . . . . . . . . . . . .1
           Solicitation of Proxies. . . . . . . . . . . . . . . . . . . . . .1
           Voting of Proxies. . . . . . . . . . . . . . . . . . . . . . . . .1
           Stock Ownership of Certain Beneficial Owners and Management. . . .1


STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . . .2


ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

           Board of Director Nominee. . . . . . . . . . . . . . . . . . . . .4


COMMITTEES OF THE BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . .4


EXECUTIVE COMPENSATION AND OTHER MATTERS. . . . . . . . . . . . . . . . . . .5

           Summary Compensation Table . . . . . . . . . . . . . . . . . . . .5
           Option Grants in Last Fiscal Year. . . . . . . . . . . . . . . . .6
           Aggregate Option Exercises and Fiscal Year-Ended Values. . . . . .6
           Compensation of Directors. . . . . . . . . . . . . . . . . . . . .7
           Section 16(a) Beneficial Ownership Reporting Compliance. . . . . .7


CERTAIN TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

           Arrangements with Directors and Executive Officers . . . . . . . .7


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION . . . . . . . . . . .7

           Deductibility of Executive Compensation. . . . . . . . . . . . . .8


COMPARISON OF STOCKHOLDER RETURN. . . . . . . . . . . . . . . . . . . . . . .9


RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS. . . . . . . . . . . 10


STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING. . . . . . . . 10


TRANSACTION OF OTHER BUSINESS . . . . . . . . . . . . . . . . . . . . . . . 10

                   PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


                         Garden Fresh Restaurant Corp.
                          17180 Bernardo Center Drive
                             San Diego, CA  92128
                                (619) 675-1600

           The accompanying proxy is solicited by the Board of Directors of Garden Fresh Restaurant Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held February 26, 1997 or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is January 13, 1997, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

           Annual Report. An annual report for the fiscal year ended September 30, 1996 is enclosed with this Proxy Statement.

           Voting Securities. Only stockholders of record as of the close of business will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 4,155,103 shares of Common Stock of the Company, par value $.01 per share, issued and outstanding. Stockholders may vote in person or in proxy. Each holder of shares of Common Stock is entitled to one
(1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

           Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of- pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. The Company may determine to use a proxy solicitor, and if it does, it would pay a fee, which it reasonably expects would not exceed $2,500.

           Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly-executed proxy with a later date, or by attending the meeting and voting in person.

           Stock Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information, as of September 30, 1996, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company; (ii) each director and director-nominee of the Company; (iii) each officer of the Company whose salary and incentive compensation for the fiscal year ended September 30, 1996 exceeded $100,000; and (iv) all executive officers and directors of the Company as a group.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                            Shares Beneficially
                                                                   Owned
                    Names of Beneficial Owner*                 Number Percent**

Bank of America . . . . . . . . . . . . . . . . . . . .  .     221,000     5.4%

D3 Family Fund                                                 309,310     7.5%
 11150 Santa Monica Blvd., Suite 1200
 Los Angeles, California, 90025

Sorrento Associates  . . . . . . . . . . . . . . . . . . . . . 281,529     6.8%

St. Paul Venture Capital, Inc.  . . . . . . . . . . . . . . .  455,346    11.1%
 8500 Normandale Lake Blvd., Suite 1940
 Bloomington, Minnesota 55437

Michael P. Mack (1) . . . . . . . . . . . . . . . . . . . . .  200,073     4.8%

David W. Qualls (2) . . . . . . . . . . . . . . . . . . . . .   87,930     2.1%

R. Gregory Keller (3) . . . . . . . . . . . . . . . . . . . .   65,184     1.6%

Edgar F. Berner  . . . . . . . . . . . . . . . . . . . . . .     4,300      .1%

Robert A. Gunst . . . . . . . . . . . . . . . . . . . . . . .    5,000      .1%

Michael M. Minchin, Jr (4)  . . . . . . . . . . . . . . . . .   61,667     1.5%

John M. Robbins   . . . . . . . . . . . . . . . . . . . . . .    1,500

All directors and executive officers as a
  group (8 persons) (5) . . . . . . . . . . . . . . . . . . .  427,654     9.6%

* Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 17180 Bernardo Center Drive, San Diego, California 92128.

** Percent of the outstanding shares of Common Stock, treating as outstanding all shares of Common Stock issuable on exercise of options within 60 days of September 30, 1996, held by the particular beneficial owner that are included in the first column.


(1) Includes 90,611 shares issuable upon exercise of stock options and 375 shares held by his wife, Ruth Mack.

(2) Includes 74,999 shares issuable upon exercise of stock options and 1,148 shares held by his wife, Janet Qualls.

(3)      Includes 63,824 shares issuable upon exercise of options.

(4)      Includes 61,667 shares issuable upon exercise of option.

(5)      Includes 291,101 shares issuable upon exercise of options.

                             ELECTION OF DIRECTORS

           The Company has a classified Board of Directors consisting of one Class A director (Michael P. Mack), two Class B directors (Edgar F. Berner and John M. Robbins, Jr.), and two Class C directors (Michael M. Minchin, Jr. and Robert A. Gunst) who will serve until the Annual Meetings of Stockholders to be held in 1997, 1999 and 1998, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire on the Annual Meeting dates.

           On December 12, 1996, the Board voted unanimously, in accordance with the Bylaws, of the Company to reduce the size of the Board from seven members to five effective January 2, 1997 with the resignation of Patrick A. Hopf, who had been serving as a Class C Director.

           Management's nominee for election at the Annual Meeting of Stockholders to Class A of the Board of Directors is Michael P. Mack. If elected, the nominee will serve as director until the Company's Annual Meeting of Stockholders in 2000, and until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as management may designate.

           If a quorum is present and voting, the one nominee for Class A director receiving the highest number of votes will be elected as Class A director. Abstentions and shares held by brokers that are present but not voted, because the brokers are prohibited from exercising discretionary authority (i.e., "broker non-votes"), will be counted as present for purposes of determining whether a quorum is present.

           The table below sets forth the current directors, including the Class A nominee to be elected at this meeting and certain information with respect to age and background:


  NAME                                     AGE  POSITION/TITLE DIRECTOR  SINCE

Class A director whose term expires at
the 1997 Annual Meeting of Stockholders:

Michael P. Mack                             45 Director, Chief Executive  1984
                                               Officer, and President

Class B directors whose terms expire at
the 1999 Annual Meeting of Stockholders:

Edgar F. Berner                             65 Director                   1996

John M.  Robbins, Jr.                       49 Director                   1996

Class C directors whose terms expire at
the 1998 Annual Meeting of Stockholders:

Michael M. Minchin, Jr.                     70 Chairman of the Board      1994
                                               Director                   1993
Robert A. Gunst                             48 Director                   1993

          Michael M. Minchin, Jr. joined the Company's Board of Directors in November 1993 and assumed the role of Chairman of the Board in February 1994. From May 1992 to November 1993, Mr. Minchin served as an independent consultant to Sizzler International, a restaurant company, and several other publicly-held restaurant chains. Prior to that, Mr. Minchin served as the Executive Vice President of Sizzler International from May 1980 to May 1992. Mr. Minchin received a B.A. from Stanford University and an M.B.A. from Harvard University.

           Michael P. Mack co-founded the Company in 1983 and was the President and Chief Operating Officer from the Company's inception until April 1991 and the Chief Executive Officer from September 1990 to April 1991. Mr. Mack has also been a director of the Company since its inception. Since February 1994, Mr. Mack has been the Company's President and Chief Executive Officer. From April 1991 to February 1994, Mr. Mack served as the President of MPM Management, Inc., a consulting firm. Prior to joining the Company, Mr. Mack worked for Bain & Company, a management consulting firm, from 1977 to 1983, where he specialized in the development and implementation of business strategies. Mr. Mack received a B.A. from Brown University and an M.B.A. from Harvard University.

           Edgar F. Berner currently serves as Chairman and was formerly the CEO of Sweet Factory, Inc., a national candy specialty chain. From 1969 to 1980, Mr. Berner was founder and President of Fashion Conspiracy, 280 store junior apparel chain sold to Edison Brothers Stores. Other executive positions were with The Price Club and May Company. He previously served on the Board of Clothestime, Inc. (Nasdaq), and Edison Brothers Stores (NYSE). In addition to serving on the Board of Garden Fresh (Nasdaq), Berner is a Director of Hot Topic (Nasdaq), a youth oriented specialty retail chain.

           John M. Robbins, Jr. currently serves as a Director of Pacific Research and Engineering, National Bankcard, Advanced Access in Accredited Home Lenders, Neighborhood Bankcorps. He was formerly President and Chief Executive Officer of American Residential Holding Corporation and its subsidiary American Residential Mortgage Corporation (AmRes) which was one of the country's leading residential lenders, from 1988 to 1994.

           Robert A. Gunst has more than 25 years of experience in food and retailing. President and Chief Executive Officer of The Good Guys, Inc. since 1993, he joined the Company's board as an outside director in 1986. In 1990, he became President and Chief Operating Officer of the Company while remaining a member of its board. Prior to The Good Guys!, Gunst served as Senior Vice President, Chief Financial Officer and a board member of San Francisco-based Shaklee Corporation. Previously, he served in several senior positions with PepsiCo, Inc. including Senior Vice President of Marketing/ Manufacturing and franchising for La Petite Boulangrie, Inc., and as Chief Financial Officer and Vice President of Finance and Administration for PepsiCo Foods International. Prior to PepsiCo., Gunst was a Senior Vice President and Chief Financial Officer for Victoria Station Incorporated chain of restaurants. Gunst holds a Master's Degree in Business Administration in finance from the University of Chicago's Graduate School of Business and a Bachelor's Degree in Economics from Dartmouth College.

           During the fiscal year ended September 30, 1996, the Board held five meetings. No director serving on the Board in fiscal year 1996 attended fewer than 75% of such meetings of the Board and of any Committee of the Board on which he served. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF MICHAEL P. MACK AS A CLASS A DIRECTOR TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2000.

                     COMMITTEES OF THE BOARD OF DIRECTORS

           The Audit Committee's function is to review, with the Company's independent accountants and management, the results of the examination of the Company's financial statements by the independent accountants and independent accountants' opinion. The Audit Committee also approves all professional services performed by the independent accountants, recommends the retention of the independent accountants to the Board, subject to ratification by the stockholders, and periodically reviews the Company's accounting policies and internal accounting and financial controls. During fiscal 1996, the members of the Audit Committee were Messrs. Berner and Hopf (former Director). The Audit Committee held no meetings during the fiscal year ended September 30, 1996. A meeting was held on December 4, 1996.

           The Compensation Committee's function is to review and recommend executive compensation, including officer salary levels, incentive compensation programs, and stock option grants. During fiscal 1996, the members of the Compensation Committee were Messrs, Gunst, Minchin, and Robbins. The Compensation Committee held two meeting for the fiscal year ended September 30, 1996. These meetings were held on June 19, 1996 and July 22, 1996. For additional information concerning the Compensation Committee, see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" and "EXECUTIVE COMPENSATION AND OTHER MATTERS."

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

           The following table sets forth information concerning the annual and long-term compensation of the Chief Executive Officer of the Company and the other executive officers of the Company as of September 30, 1996 whose total salary and incentive compensation for the fiscal year ended September 30, 1996 exceeded $100,000 for services in all capacities to the Company.

The following table also sets forth the total salary and incentive compensation for each of such executive officers for the fiscal years ended September 30, 1996, September 30, 1995 and September 30, 1994:


                          SUMMARY COMPENSATION TABLE

                              Annual Compensation

                                                                    Long-Term
                                                                 Compensation
                                                      Other            Awards
Name and Principal                                    Annual          Options
Position                   Year    Salary    Bonus    Compensation   (Shares)

Michael P. Mack (1)        1996    $208,843  $ 90,000   $ 0           40,000
Chief Executive Officer,   1995     179,250    50,000     0           90,000
President                  1994     114,731         0     0                0

David W. Qualls (2)        1996    $153,175  $ 60,000   $ 0           30,000
Chief Financial Officer,   1995     139,826    50,000     0           75,000
Executive Vice President   1994     151,752     6,625     0                0
Finance and Real Estate,
Secretary

R. Gregory Keller (3)      1996    $131,875  $ 60,000   $ 0           30,000
Vice President of          1995     115,797    50,000     0           75,000
Operations                 1994     126,576     7,515     0                0

1 Mr. Mack was granted an increase in annual salary to $250,000 for fiscal year 1997.

2 Mr. Qualls was granted an increase in annual salary to $170,000 for fiscal year 1997.

3 Mr. Keller was granted an increase in annual salary to $150,000 for fiscal year 1997.

           The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the year ended September 30, 1996 to the persons named in the Summary Compensation
Table:

                OPTION GRANTS IN LAST FISCAL YEAR
                                                          Potential Realizable
                                                          Value Assumed Annual
                                                          Rates of Stock Price
                                                          Appreciation for
                   Individual grants in Fiscal 1996       Option Terms (1)

                            % of Total
                            Options
                            Granted to
                   Options  Employees   Exercise
                   Granted  In Fiscal   or Base   Expiration
Name               # (2)    Year        Price (2) Date         5%       10%

Michael P. Mack    40,000   19.8%       $ 6.50    1/12/06    $163,513  $414,373

David W. Qualls    30,000   14.9%       $ 6.50    1/12/06    $122,634  $310,780

R. Gregory Keller  30,000   14.9%       $ 6.50    1/12/06    $122,634  $310,780


1 Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased in 1996 at $6.50 would yield profits of $4.09 per share at 5% appreciation over ten years, or $10.36 per share at 10% appreciation over the same period.

2 All options were granted at market value on the date of grant. All options vest equally at 1/36 per month over 36 months.


           The following table provides information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended September 30, 1996, and unexercised options held at fiscal year end by the persons named in the Summary Compensation Table:

            AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUES (1)

                                                Number of Unexercized        Value of Unexerrcized In-The
                   Shares                       Options at 9/30/96           Money Options at 9/30/96 (2,3)
                   Acquired      Value
Name               On Exercise   Realized (1)   Exercisable  Unexercisable   Exercisable (2)  Unexercisable

Michael P. Mack         0        $      0         83,388       81,112         $165,146          $138,614

David W. Qualls     7,500        $ 22,188         69,167       65,008         $175,237          $107,096

R. Gregory Keller       0        $      0         57,992       65,008         $175,237          $107,096


1 Amounts shown represent the value realized upon the exercise of stock options during 1996, which equals the difference between the exercise price of the options and the closing market price of the underlying Common Stock on the date preceding the exercise date.

2          Values are net of exercise price.

3 Based on the 1996 year-end market price per share of $9.75 on September 30, 1996, the last trading date prior to the end of the Company's fiscal year. The values shown equal the difference between the exercise price of unexercised in-the- money options and the closing market price of the underlying Common Stock at September 30, 1996. Options are in-the- money if the fair market value of the Common Stock exceeds the exercise price of the option.

Compensation of Directors

           The outside directors of the Company each receive $6,000 per year as a cash compensation for attendance at each meeting of the Board of Directors. The outside directors who are members of each committee of the Board of Directors receive $750 cash compensation for attendance at each committee meeting. Additionally, the directors of the Company are reimbursed for expenses incurred in connection with attendance at Board of Directors or committee meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

           Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were timely complied with during the fiscal year ended September 30, 1996.

                             CERTAIN TRANSACTIONS

Arrangements with Directors and Executive Officers

           In February 1994, the Company entered into an employment agreement with Michael Mack, the Company's Chief Executive Officer and President, which provides Mr. Mack, upon termination without cause, with a severance equal to one half of his then current annual salary.

           On March 10, 1994, Michael M. Minchin, Jr., the Company's Chairman of the Board, and the Company entered into a two year consulting agreement pursuant to which Mr. Minchin rendered consulting services to the Company in the areas of strategic planning, marketing and site selection in exchange for compensation of $1,000 per month. The consulting agreement ended on April 1, 1996. In addition, Mr. Minchin was also granted an option to purchase 37,500 shares of the Company's Common Stock at an exercise price of $10.00 per share.

           The Company has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law.

           Certain of the officers and directors and their affiliates and certain other holders of the Company's Common Stock are entitled to certain registration rights with respect to the Common Stock issued or issuable upon conversion thereof.

           The Company's policy has been and continues to be that all transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           The Compensation Committee of the Board of Directors during the 1996 fiscal year was comprised of the non-employee directors of the Company, Messrs.

Gunst, Minchin, and Robbins. The Compensation Committee is responsible for setting and administering the policies governing compensation of the executive officers of the Company, including cash compensation and stock ownership programs. The goals of the Company's compensation policy are to attract and retain executive officers who contribute to the overall success of the Company by offering compensation which is competitive in the restaurant industry for companies of the Company's size and to motivate executives to achieve the Company's business objectives and reward them for their achievements. The Company uses salary, incentive compensation and stock options to meet these goals.

           For fiscal 1996, salaries were set for each executive officer within the range of salary for similar positions in other companies in Garden Fresh's industry and of similar size, based on surveys conducted by the Company's Human Resources Department. Salaries were set within the applicable range based on the officer's experience, tenure and prior performance. Performance was judged by the Chief Executive Officer for all executive officers other than himself. The Compensation Committee evaluated the Chief Executive Officer's performance, increasing his salary for fiscal 1996 based primarily on the Chief Executive Officer's increased responsibilities as a result of the Company's increased size and the Company's performance in 1996. The Chief Executive Officer's total compensation for fiscal 1996 approximates the mean of the compensation for chief executive officers in similar-sized companies in the restaurant industry.

           Cash incentive compensation was set for fiscal 1996, if the Company met or exceeded targeted after-tax net income. No bonus was payable unless the Company met the minimum target for after-tax net income. Because the Company did achieve the minimum targeted after-tax net income in fiscal 1996, incentive compensation was paid to the executive officers effective December 6, 1996.

           The Company believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders. Because the stock options will be granted at the prevailing market price, the stock options will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interest of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance.

           In fiscal 1996, the Compensation Committee recommended to the Board of Directors, and the Board of Directors did approve stock option grants to the executive officers, including the Chief Executive Officer, under the Company's Option Plan. These grants were based on fiscal year 1995 earnings.

Deductibility of Executive Compensation

           Effective January 1, 1994, the Internal Revenue Code (the "Code") was amended to impose a limit under section 162(m) on the amount of compensation which may be deducted by a publicly-held corporation with respect to the corporation's chief executive officer and its four other most highly-compensated offers, set at $1,000,000 per executive per year. Exemptions from this deductibility limit are provided for certain types of "performance-based compensation", including compensation related to stock option plans meeting certain criteria. The Compensation Committee does not believe that other components of the Company's compensation will be likely in the aggregate to exceed $1,000,000 for any executive officer in any year in the foreseeable future, and therefore concluded that no further action with respect to qualifying its executive compensation for deductibility of such compensation was necessary at this time. The policy of the Committee is to qualify executive compensation for deductibility under the applicable tax laws as practicable. In the future, the Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

   COMPENSATION COMMITTEE
   Robert A. Gunst
   Michael M. Minchin Jr.
   John M. Robbins Jr.

                       COMPARISON OF STOCKHOLDER RETURN

           Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of Nasdaq National Market and the Dow Jones Industry Group for Restaurants for the period commencing on May 16, 19951 and ending on September 30, 1996 (2).

Comparison of Cumulative Total Return From May 15, 1995 through September 30, 1996 (2).

Garden Fresh Restaurant Corp. Inc., Index for Nasdaq National Market and Dow Jones Industry Group for Restaurants


       The graph referenced plots three lines; GARDEN FRESH, NASDAQ STOCK MARKET, and DOW JONES INDUSTRY GROUPS RESTAURANTS.

       Data points are at 5/16/95 (public offering), 9/30/95 and 9/30/96.

       The data line for GARDEN FRESH shows a decline from the public offering to fiscal year end 9/30/95, and an increase from there to the fiscal year end 9/30/96.

                                May 15, 1995   Sept. 30, 1995   Sept. 30, 1996

Garden Fresh                     $100.00          $ 86.11           108.33
Nasdaq National Market            100.00           120.91           142.16
Dow Jones Industry                100.00           102.09           122.45
Groups Restaurants


1 The effective date of the Company's initial public offering was May 16, 1995. For purposes of this presentation, the Company has assumed that its initial offering price of $9.00 would have been the closing sales price on May 15, 1995, the day prior to commencement of trading.

2 Assumes that $100.00 was invested on May 16, 1995 in the Company's Common Stock at the Company's initial offering price of $9.00 and at the closing sales price for each index on that date and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

           The Board of Directors of the Company has selected Price Waterhouse LLP to serve as independent accountants to audit the financial statements of the Company for the fiscal year ending September 30, 1997. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

           The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.


         STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

           Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 17180 Bernardo Center Drive, San Diego, California 92128, no later than November 1, 1997, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in the Company's proxy statement for that meeting.


                         TRANSACTION OF OTHER BUSINESS

           At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgement.

                          By Order of the Board of Directors

                          /s/ David W. Qualls

                          DAVID W. QUALLS
                          Chief Financial Officer,
                          Executive Vice President-Finance and Real Estate, and Secretary

Dated:  January 13, 1997

                   GARDEN FRESH RESTAURANT CORP.
                    17180 BERNARDO CENTER DRIVE
                        SAN DIEGO, CA 92128

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                         FEBRUARY 26, 1997


PLEASE MARK VOTES AS IN THIS EXAMPLE   /X/

1.  ELECTION OF ONE CLASS A DIRECTOR

    Nominee:  Michael P. Mack

               / / FOR               / / WITHHELD


2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

            FOR / /      AGAINST / /      ABSTAIN / /


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.


Please sign exactly as your name appears on your stock certificate. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full corporate name by president or other authorized officer. Partnership should sign in partnership name by an authorized signatory.


Signature:                        Date:


Signature:                        Date: